SUBJECT TO COMPLETION AND MODIFICATION

SLC Student Loan Receivables I, Inc. has filed a registration statement (including a prospectus) with the SEC (Registration No. 333-141134) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the other documents SLC Student Loan Receivables I, Inc. has filed with the SEC for more complete information about SLC Student Loan Receivables I, Inc. and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, SLC Student Loan Receivables I, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-831-9146.

Term Sheet

$1,679,450,000

Student Loan Asset-Backed Notes

SLC Student Loan Trust 2008-1
Issuing Entity

SLC Student Loan Receivables I, Inc.
Depositor

The Student Loan Corporation
Sponsor, Seller, Servicer and Administrator

On or about March 28, 2008, the issuing entity will issue the following classes of notes offered by this term sheet:

Class(1)	Original Principal Amount	Interest Rate	Maturity	Initial Public Offering Price	Underwriting Discount	Proceeds to The Depositor
A-1 Notes	$308,000,000	3-month LIBOR plus ____%	September 15, 2013	100%	0.1600%	99.8400%
A-2 Notes	$422,000,000	3-month LIBOR plus ____%	March 15, 2017	100%	0.1800%	99.8200%
A-3 Notes	$290,000,000	3-month LIBOR plus ____%	September 15, 2019	100%	0.1900%	99.8100%
A-4A Notes	$602,105,000	3-month LIBOR plus ____%	December 15, 2032	100%	0.2210%	99.7790%
B Notes	$57,345,000	3-month LIBOR plus ____%	March 15, 2038	100%	0.3070%	99.6930%

(1)

It is expected that on the closing date, the depositor or an affiliate of the depositor will purchase most or all of the class B notes and some of the other classes of notes.  The underwriting discount for any class A-1, class A-2, class A-3, class A-4 or class B notes purchased by the depositor or an affiliate of the depositor will be 0.0640%, 0.0720%, 0.0760%, 0.0884% and 0.1228%, respectively, and the proceeds to the depositor will be adjusted accordingly.

The issuing entity also will issue a class of floating rate EURIBOR-based notes, the class A-4B notes, which are not being offered by this term sheet.  We are including information about the class A-4B notes solely to provide investors a better understanding of the offered notes.

The issuing entity will make payments primarily from collections on a pool of consolidation student loans made under the Federal Family Education Loan Program (also known as “FFELP”) which had an aggregate principal balance, including accrued interest to be capitalized, of approximately $1,992,822,492 as of February 29, 2008.  Interest and principal will be paid to the applicable noteholders quarterly on the 15th of each March, June, September and December, beginning in June 2008.  In general, the issuing entity will pay principal sequentially, first to the class A-1 notes, the class A-2 notes and the class A-3 notes, in that order, until each such class is paid in full, then, pro rata, to or with respect to the class A-4A and class A-4B notes, until each such class is paid in full, and then to the class B notes until such class is paid in full.  Credit enhancement for the notes consists of excess interest on the trust student loans, overcollateralization, cash on deposit in a reserve account and, until the distribution date in June 2012, the capitalized interest account, and, for the class A notes, the subordination of the class B notes.  The offered notes are LIBOR-based notes.  A description of how LIBOR is determined appears under “Description of the Notes—Determination of LIBOR” in the initial free-writing prospectus.

We are offering the offered notes through the underwriters, when and if issued.  We are not offering the notes in any state or other jurisdiction where the offer is prohibited.  Application will be made to The Irish Stock Exchange Limited for the offered notes to be admitted to the Official List and to begin trading on its regulated market.  There can be no assurance that such a listing will be obtained.  The issuance and settlement of the offered notes is not conditioned on the listing of the offered notes on The Irish Stock Exchange Limited.

We expect the proceeds to the depositor from the sale of the offered notes to be $1,676,139,899, before deducting expenses payable by the depositor estimated to be $1,054,324.

This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

You should consider carefully the risk factors beginning on page 12 of the initial free-writing prospectus and on page 18 of the base prospectus attached thereto as Appendix I.  The notes are asset-backed securities and are obligations of the issuing entity, which is a trust.  They are not obligations of or interests in The Student Loan Corporation, the depositor or any of their affiliates.  The notes are not guaranteed or insured by the United States or any governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined whether this term sheet, the initial free-writing prospectus or the base prospectus is accurate or complete.  Any contrary representation is a criminal offense.

Citi
Lead Manager
Barclays Capital	Credit Suisse	Lehman Brothers
Co-Managers

March 20, 2008

THE INFORMATION IN THIS TERM SHEET

The information contained herein refers to and supplements certain of the information contained in the Free-Writing Prospectus, dated March 17, 2008 (the “initial free-writing prospectus”).  Capitalized terms not defined herein shall have the meanings ascribed to such terms in the initial free-writing prospectus.

THE CLASS A-2 NOTES REFERRED TO IN THE INITIAL FREE-WRITING PROSPECTUS WILL NOT INCLUDE THE CLASS A-2A AND CLASS A-2B NOTES DESCRIBED THEREIN, BUT WILL INSTEAD CONSIST OF A SINGLE CLASS OF U.S. DOLLAR DENOMINATED CLASS A-2 NOTES.

THE ISSUING ENTITY WILL ALSO ISSUE CLASS A-4 NOTES, WHICH, LIKE THE CLASS A-2 NOTES REFERRED TO IN THE INITIAL FREE-WRITING PROSPECTUS, WILL INCLUDE A CLASS OF U.S. DOLLAR DENOMINATED CLASS A-4A NOTES AND A CLASS OF EURO DENOMINATED CLASS A-4B NOTES.

THE CURRENCY SWAP DESCRIBED IN THE INITIAL FREE-WRITING PROSPECTUS WILL BE ENTERED INTO BY THE ISSUING ENTITY IN ORDER TO EXCHANGE THE ISSUING ENTITY’S U.S. DOLLAR INTEREST AND PRINCIPAL PAYMENTS ON THE CLASS A-4B NOTES INTO EUROS, RATHER THAN THE CLASS A-2B NOTES, WHICH WILL NOT BE ISSUED.  ALLOCATIONS BETWEEN THE CLASS A-4A NOTES AND THE SWAP COUNTERPARTY (IN RESPECT OF THE CLASS A-4B NOTES) WILL BE MADE AS DESCRIBED IN THE INITIAL FREE-WRITING PROSPECTUS AS IT RELATES TO THE CLASS A-2A AND CLASS A-2B NOTES.  INTEREST PAYMENTS IN RESPECT OF THE CLASS A-4 NOTES WILL BE MADE PRO RATA WITH ANY OTHER CLASS A NOTES OUTSTANDING.  PRINCIPAL PAYMENTS IN RESPECT OF THE CLASS A-4 NOTES WILL BE MADE AFTER THE PRINCIPAL AMOUNT OF THE CLASS A-1, CLASS A-2 AND CLASS A-3 NOTES HAS BEEN REDUCED TO ZERO AND PRIOR TO ANY PRINCIPAL PAYMENTS TO HOLDERS OF THE CLASS B NOTES.

This term sheet is not required to contain all information that is required to be included in the final prospectus supplement and base prospectus.  The information in this term sheet is preliminary and may be superseded by an additional term sheet provided to you prior to the time you enter into a contract of sale.

Some of the factors you should consider before making an investment in the notes are described in the initial free-writing prospectus and in the base prospectus under “Risk Factors.”

SUMMARY

The Notes

The issuing entity will issue the following classes of notes offered by this term sheet:

Class	Original Principal Amount
A-1 Notes	$308,000,000
A-2 Notes	$422,000,000
A-3 Notes	$290,000,000
A-4A Notes	$602,105,000
B Notes	$57,345,000

The issuing entity is also issuing EURIBOR Class A-4B Student Loan Asset-Backed Notes in the amount of €150,000,000.  The class A-4B notes are not being offered by this term sheet.  The U.S. Dollar equivalent of the initial principal amount of the class A-4B notes will be $232,050,000, calculated using an exchange rate of $1.547 = €1.00.

We sometimes refer to:

•

the class A-1, class A-2, class A-3, class A-4A and class B notes, collectively, as the offered notes;

•

the class A-1, class A-2, class A-3 and class A-4A notes, collectively, as the class A offered notes;

•

the class A-4B notes as the EURIBOR-based notes;

•

the class A-4A and class A-4B notes, together, as the class A-4 notes;

•

the class A-1, class A-2, class A-3 and class A-4 notes, collectively, as the class A notes; and

•

the class A and class B notes, together, as the notes.

Dates

Closing Date.  The closing date for this offering is anticipated to be on or about March 28, 2008.

Pricing Date.  The pricing date for this offering is anticipated to be on or after March 20, 2008.

Information About the Notes

Interest Rates.  The spreads to LIBOR or, in the case of the class A-4B notes, EURIBOR, will be set at the time of pricing.

Trust Assets

Trust Student Loans.  The pool balance is expected to be approximately $1,992,822,492 as of the closing date.

Overcollateralization.  Overcollateralization represents the amount by which the pool balance, or the principal balance of the trust student loans, including interest that is expected to be capitalized, exceeds the outstanding principal amount of the notes.  The amount of overcollateralization will vary from time to time depending on the rate and timing of the principal payments on the student loans, capitalization of interest and the occurrence of losses on the trust student loans.  The overcollateralization will be available to absorb losses on the trust student loans that are not otherwise covered by amounts on deposit in the reserve account, the capitalized interest account or excess interest on the trust student loans, if any, and to cover shortfalls in interest on the notes that could result from the relatively low interest rate on the trust student loans on the one hand as compared to the interest rate on the notes and fees and expenses of the issuing entity on the other hand.  See “Description of the Notes—Credit Enhancement—Overcollateralization” in the initial free-writing prospectus.

Overcollateralization Amount.  The overcollateralization amount represents the amount by which the adjusted pool balance (which takes into account the pool balance, the amount on deposit in the capitalized interest account and, in certain circumstances, the specified reserve account balance) exceeds the outstanding principal amount of the notes.  On the closing date, the overcollateralization amount is expected to equal 6.20% of the adjusted pool balance.  The application of available funds described in the initial-free-writing prospectus under “Description of the Notes—Distributions—Distributions from the Collection Account” is designed to build the level of the overcollateralization amount to, and maintain it at, the specified overcollateralization amount, or 6.40% of the adjusted pool balance as of the related distribution date.  See “Description of the Notes—Credit Enhancement—Overcollateralization Amount” in the initial free-writing prospectus.

Capitalized Interest Account.  The depositor will make an initial cash deposit into the capitalized interest account on the closing date.  The initial deposit will equal $40,000,000.

Funds on deposit in the capitalized interest account on the distribution dates listed in the table below in excess of the corresponding account balances will be transferred to the collection account and included in available funds on that distribution date.

Distribution Date	Account Balance
June 2008	$32,000,000
December 2008	$24,000,000
June 2009	$19,000,000
December 2009	$14,000,000
June 2010	$10,000,000
December 2010	$8,000,000
June 2011	$4,000,000
June 2012	$0

Identification Numbers

The offered notes will have the following CUSIP Numbers and International Securities Identification Numbers (ISIN):

Class	CUSIP Numbers	ISINs
A-1 Notes	78444L AA1	US78444LAA17
A-2 Notes	78444L AB9	US78444LAB99
A-3 Notes	78444L AC7	US78444LAC72
A-4A Notes	78444L AD5	US78444LAD55
B Notes	78444L AE3	US78444LAE39

Capitalization of the Issuing Entity

The following table illustrates the capitalization of the issuing entity as of the closing date, after giving effect to the issuance of the notes and before deducting expenses of the offering, as if the issuance and sale of the notes and the conversion of the proceeds from the class A-4B notes from Euros to U.S. Dollars had taken place on that date (assuming that €1.00 converts to $1.547):

Class	Capitalization
A-1 Notes	$ 308,000,000
A-2 Notes	$ 422,000,000
A-3 Notes	$ 290,000,000
A-4A Notes	$ 602,105,000
A-4B Notes	$ 232,050,000
B Notes	$ 57,345,000
Total	$1,911,500,000

Currency Swap

On the closing date, the issuing entity will enter into a currency swap (the “currency swap”) with Credit Suisse International (the “swap counterparty”).  See “—Swap Counterparty” below.  The currency swap is intended to exchange the issuing entity’s U.S. Dollar interest and principal payments on the class A-4B notes into Euros.  The currency swap will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.

The initial U.S. Dollar notional amount of the currency swap will be equal to the initial U.S. Dollar Notional Principal Amount of the class A-4B notes, which is $232,050,000, and the initial Euro notional amount of the currency swap will be equal to the Euro denominated principal amount of the class A-4B notes, which is €150,000,000.

The equivalent U.S. Dollar payment amount and Euro payment amount will be calculated using a fixed exchange rate of $1.547 = €1.00.

See “Description of the Notes—Currency Swap” in the initial free-writing prospectus.

Swap Counterparty. The swap counterparty for the swap agreement is Credit Suisse International (“CSi”).  CSi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990.  Its registered office and principal place of business is at One Cabot Square, London E14 4QJ.  CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Markets Act 2000.  The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities.  Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International" and, effective as of January 16, 2006, was renamed "Credit Suisse International".  These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation.  CSi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group.  CSi commenced business on July 16, 1990.  Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating of "AA- (watch negative)" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of "Aa1 (stable outlook)" by Moody's Investors Service Inc. and a long-term rating of "AA- (stable outlook)" by Fitch Ratings.

Ratings of the Notes

The notes are required to be rated as follows:

Class	Rating Agency (Moody’s / S&P / Fitch)
A-1 Notes	Aaa/AAA/AAA
A-2 Notes	Aaa/AAA/AAA
A-3 Notes	Aaa/AAA/AAA
A-4A Notes	Aaa/AAA/AAA
A-4B Notes	Aaa/AAA/AAA
B Notes	Aa1/AA+/AAA

A rating addresses only the likelihood of the timely payment of stated interest and the payment of principal at final maturity, and does not address the timing or likelihood of principal distributions prior to final maturity.  See “Ratings of the Notes” in the initial free-writing prospectus.

CURRENCY PRESENTATION

In this term sheet, references to “U.S. Dollars” and “$” are references to U.S. currency and references to “Euros” and “€” are references to the currency of the participating member states of the European Union.  Any translations of U.S. Dollars into Euros have been made at, and references herein to U.S. Dollar equivalents will be based on, a rate of $1.547 = €1.00.  Use of such rate is not a representation that U.S. Dollar amounts actually represent such Euro amounts or could be converted into Euros at that rate.

DESCRIPTION OF THE NOTES

Clauses (b), (d), (e) and (f) under the heading “Description of the Notes—Distributions—Distributions from the Collection Account” in the initial free-writing prospectus are hereby replaced in their entirety with the following clauses (b), (d), (e) and (f), respectively:

“(b)

pro rata, based on (1) the sum of (x) the aggregate outstanding principal amount of the class A notes (other than the class A-4B notes) and (y) the U.S. Dollar equivalent of the aggregate outstanding principal amount of the class A-4B notes, and (2) the amount of any swap termination payment due and payable by the issuing entity to the swap counterparty under this clause (b),

(i)

to the class A noteholders (other than the class A-4B noteholders) and to the swap counterparty (in exchange for the amount of interest due on the class A-4B notes), the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount; and

(ii)

to the swap counterparty, the amount of certain swap termination payments due to the swap counterparty under the currency swap; provided, that if any amounts allocable to the class A notes are not needed to pay the Class A Noteholders’ Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to in this clause (b)(ii) remaining unpaid;”

“(d)

sequentially, to the class A-1, class A-2 and class A-3 noteholders, in that order, until the outstanding principal amount of each such class is reduced to zero, the Principal Distribution Amount;”

“(e)

pro rata, based on the outstanding principal amount of the class A-4A notes and the U.S. Dollar equivalent of the outstanding principal amount of the class A-4B notes, any remaining Principal Distribution Amount,

(i)

to the class A-4A noteholders, until the outstanding principal amount of the class A-4A notes has been reduced to zero; and

(ii)

to the swap counterparty, until the swap counterparty has, with respect to principal, been paid the U.S. Dollar Notional Principal Amount of the class A-4B notes;”

and,

“(f)

[Reserved];”

Priorities third and fourth under the heading “Description of the Notes—Distributions Following an Event of Default and Acceleration of the Maturity of the Notes” in the initial free-writing prospectus are hereby replaced in their entirety with the following:

“third, pro rata, based on (1) the sum of (x) the aggregate outstanding principal amount of the class A notes (other than the class A-4B notes) and (y) the U.S. Dollar equivalent of the aggregate outstanding principal amount of the class A-4B notes, and (2) the amount of any swap termination payment due and payable by the issuing entity to the swap counterparty under this priority third,

(i)

to the class A noteholders (other than the class A-4B noteholders) and to the swap counterparty (in exchange for the amount of interest due on the class A-4B notes), the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount; and

(ii)

to the swap counterparty, the amount of certain swap termination payments due to the swap counterparty under the currency swap; provided, that if any amounts allocable to the class A notes are not needed to pay the Class A Noteholders’ Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to in this priority third, clause (ii) remaining unpaid;”

and,

“fourth, pro rata, based on the aggregate outstanding principal amount of the class A notes (other than the class A-4B notes) and the U.S. Dollar equivalent of the outstanding principal amount of the class A-4B notes,

(i)

to the class A noteholders (other than the class A-4B noteholders), ratably, an amount sufficient to reduce the respective outstanding principal amounts of those class A notes to zero; and

(ii)

to the swap counterparty (for payments to the class A-4B noteholders), an amount sufficient to reduce the U.S. Dollar Notional Principal Amount of the class A-4B notes to zero;”

The second paragraph under the heading “Description of the Notes—Currency Swap—Early Termination of the Currency Swap” is hereby replaced in its entirety with the following paragraph:

“Upon any early termination of the currency swap, either the issuing entity or the swap counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination.  The amount of that termination payment will be based on the value of the swap transaction under the currency swap computed in accordance with the procedures in the currency swap.  In the event that the issuing entity is required to make a termination payment following certain events of default or termination events under the currency swap in respect of the issuing entity, the payment will be payable pari passu with the Class A Noteholders’ Interest Distribution Amount.”

USE OF PROCEEDS

The issuing entity will use the net proceeds of $1,676,139,899 from the sale of the notes, together with any other amount contributed by the depositor, to purchase the trust student loans from the depositor on the closing date under the sale agreement.  The depositor will then use the proceeds paid to the depositor by the issuing entity to pay to SLC the purchase price due to SLC for the trust student loans purchased by the depositor.  Expenses incurred to establish the issuing entity and issue the notes (other than fees that are due to the underwriters) are payable by the depositor.  Such expenses will not be paid from proceeds of the sale of the notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

McKee Nelson LLP will deliver an opinion that, for federal income tax purposes, the notes will be treated as indebtedness, as described under “Certain U.S. Federal Income Tax Considerations” in the base prospectus.

For tax information reporting purposes, the issuing entity will assume a prepayment assumption equal to 100% PPC, as described under “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes” in Exhibit I to this term sheet.  No representation is made that the trust student loans will prepay in accordance with that prepayment assumption or in accordance with any other prepayment assumption.

LISTING AND GENERAL INFORMATION

Application will be made to The Irish Stock Exchange Limited for the offered notes to be admitted to the Official List and to trading on its regulated market.  There can be no assurance that such listing will be obtained.  The European Union Transparency Obligations Directive may be implemented in a manner that is unduly burdensome for the issuing entity.  In particular, the issuing entity may be required to publish financial statements in the European Union prepared in accordance with, or reconciled to, international financial reporting standards.  In such circumstances the administrator may decide to de-list the offered notes or seek an alternative listing for the offered notes on a stock exchange of international standing outside the European Union as the administrator may select.

UNDERWRITING

The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.  It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream and the Euroclear System, on or about March 28, 2008, against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement to be dated on or about the pricing date, the depositor has agreed to cause the issuing entity to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name below.

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4A Notes	Class B Notes
Citigroup Global Markets Inc.	$230,900,000	$316,400,000	$217,400,000	$451,505,000	$57,345,000
Barclays Capital Inc.	$35,200,667	$35,200,000	$24,200,000	$50,200,000	$0
Credit Suisse Securities (USA) LLC	$35,200,667	$35,200,000	$24,200,000	$50,200,000	$0
Lehman Brothers Inc.	$35,200,667	$35,200,000	$24,200,000	$50,200,000	$0
Total	$308,000,000	$422,000,000	$290,000,000	$602,105,000	$57,345,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above, other than any notes retained by the depositor or an affiliate of the depositor, if any of the notes are purchased.  The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below.  The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below.  After the initial public offering, these prices and concessions may be changed.

	Initial Public Offering Price	Underwriting Discount	Proceeds to The Depositor	Concession	Reallowance
Per Class A-1 Note	100%	0.160%	99.840%	0.9600%	0.0480%
Per Class A-2 Note	100%	0.180%	99.820%	0.1080%	0.0540%
Per Class A-3 Note	100%	0.190%	99.810%	0.1140%	0.0570%
Per Class A-4A Note	100%	0.221%	99.779%	0.1326%	0.0663%
Per Class B Note	100%	0.307%	99.693%	0.1842%	0.0921%
Total	$1,679,450,000	$3,310,101	$1,676,139,899

The prices and proceeds shown in the table do not include any accrued interest.  The actual prices and proceeds will include interest, if any, from the closing date.  The proceeds shown are before deducting estimated expenses of $1,054,324 payable by the depositor.

It is expected that on the closing date, the depositor or an affiliate of the depositor will purchase most or all of the class B notes and some of the other classes of notes.  The underwriting discount for any class A-1, class A-2, class A-3, class A-4 or class B notes purchased by the depositor or an affiliate of the depositor will be 0.0640%, 0.0720%, 0.0760%, 0.0884% and 0.1228%, respectively, with no selling concession or reallowance, and the proceeds to the depositor will be adjusted accordingly.  Any retained notes may be resold by the depositor or its affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.  See “Risk Factors—Retention of the Class B Notes by the Depositor or an Affiliate of the Depositor May Reduce the Liquidity of the Class B Notes” in the initial free-writing prospectus.

The depositor and SLC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market.  The depositor has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the notes.

Citigroup Global Markets Inc. is an affiliate of SLC.  Affiliates of the issuing entity expect to enter into market-making transactions in the securities and may act as principal or agent in any of these transactions.  Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with SLC, the depositor and their respective affiliates.

The issuing entity may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes.  This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

•

it has complied and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995, as amended, and the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required.  Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the base prospectus, the initial free-writing prospectus, this term sheet (collectively, the “pre-pricing disclosure package”) nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.  Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver the notes or have in their possession or distribute such pre-pricing disclosure package, in all cases at their own expense.

The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the FSMA.  The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

GLOSSARY

The definitions of “Principal Distribution Amount” and “Specified Overcollateralization Amount” that appear in the glossary to the initial free-writing prospectus are hereby replaced in their entirety with the following respective definitions:

“Principal Distribution Amount” means, with respect to any distribution date, the greater of (a) an amount equal to the excess, if any, of (i) the aggregate principal amount of all of the notes immediately prior to such distribution date, minus (ii) the difference between (A) the Adjusted Pool Balance and (B) the Specified Overcollateralization Amount for such distribution date and (b) the aggregate principal amount (or U.S. Dollar Notional Principal Amount, in the case of the class A-4B notes) of each class of notes with a maturity date on or prior to such distribution date.

“Specified Overcollateralization Amount” means, with respect to any distribution date, an amount equal to 6.40% of the Adjusted Pool Balance.

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES

AND EXPECTED MATURITIES OF THE NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models.  The models used to calculate prepayments in this prospectus supplement are the pricing prepayment curve (“PPC”) model and the constant percentage rate (“CPR”) model.  The following tables show, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.

PPC Assumptions

The PPC model assumes that:

•

Student loans will prepay at an annual rate of 1/12th of 1.0% in the first month after origination;

•

The prepayment rate will increase by an annual rate of 1/12th of 1.0% per month up to the 119th month after origination; and

•

The monthly prepayment rate will be constant at 10% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% PPC.”  For example, at 100% PPC, student loans with a loan age of 72 months are assumed to prepay at 6.0% CPR; at 50% PPC, student loans with a loan age of 48 months are assumed to prepay at 2.0% CPR; at 200% PPC, student loans with a loan age of 96 months are assumed to prepay at 16.0% CPR; and so forth. The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of PPC.

Constant Prepayment Rate

	Number of Months Seasoning
Percentage of PPC	24	48	72	96	120
50%	1.0%	2.0%	3.0%	4.0%	5.0%
100%	2.0%	4.0%	6.0%	8.0%	10.0%
150%	3.0%	6.0%	9.0%	12.0%	15.0%
200%	4.0%	8.0%	12.0%	16.0%	20.0%

CPR Assumptions

The CPR assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for various CPR examples:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$0.00	$3.40	$6.92	$10.60	$14.42

Other Assumptions

For purposes of the PPC model and the CPR model, it is assumed, among other things, that:

•

the statistical cutoff date for the trust student loans is as of February 29, 2008;

•

the closing date will be on March 28, 2008;

•

all trust student loans (as grouped within the “rep lines” described below) are in repayment status with accrued interest having been capitalized upon entering repayment;

•

no trust student loan moves from repayment to any other status;

•

no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected, in full, on the 1st day of each month;

•

there are government payment delays of 60 days for interest subsidy and special allowance payments;

•

index levels for calculation of borrower and government payments are:

•

91-day Treasury bill rate of 2.30%; and

•

3-month commercial paper rate of 3.07%;

•

quarterly distributions begin on June 15, 2008, and payments are made quarterly on the 15th day of every March, June, September and December thereafter, whether or not the 15th is a business day;

•

the interest rate for each class of outstanding notes is a constant rate of three-month LIBOR (or three-month EURIBOR, in the case of the class A-4B notes) plus the applicable spread, which on all distribution dates will be equal to (or, in the case of the class A-4B notes, equal to the U.S. Dollar equivalent coupon of) :

•

Class A-1 notes: 3.83%;

•

Class A-2 notes: 4.18%;

•

Class A-3 notes: 4.33%;

•

Class A-4A notes: 4.78%;

•

Class A-4B notes: 4.78%; and

•

Class B notes: 4.93%;

•

a servicing fee equal to the lesser of the product of $3.25 and the number of borrowers as of the first day of the preceding month and 1/12th of an amount equal to 0.50% of the outstanding principal amount of the trust student loans as of the last day of the preceding calendar month;

•

total quarterly expenses of the issuing entity are equal to $28,750 and are paid quarterly by the issuing entity beginning in June 2008;

•

the reserve account has an initial balance equal to $4,982,056 and at all times a balance equal to the greater of (1) 0.25% of the Pool Balance as of the close of business on the last day of the related collection period, and (2) $2,989,234;

•

the collection account has an initial current balance equal to $0;

•

the capitalized interest account has an initial balance equal to $40,000,000, and funds on deposit in the capitalized interest account on the distribution dates listed below in excess of the corresponding account balances will be transferred to the collection account and included in available funds on that distribution date;

Distribution Date	Account Balance
June 2008	$32,000,000
December 2008	$24,000,000
June 2009	$19,000,000
December 2009	$14,000,000
June 2010	$10,000,000
December 2010	$8,000,000
June 2011	$4,000,000
June 2012	$0

•

all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, the capitalized interest account and reserve account, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 2.80% per annum through the end of the collection period and, reinvestment earnings are available for distribution from the prior collection period;

•

the weighted average loan age is 40 months;

•

prepayments on the trust student loans are applied monthly in accordance with PPC or CPR, as the case may be, as described above;

•

an optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance;

•

the pool of trust student loans consists of 94 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term; and

•

the currency swap will be in full force and effect at all times.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in here, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

The PPC Model

The PPC model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The student loans will not prepay at any constant percentage of PPC, nor will all of the student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

This model shows the weighted average remaining lives and expected maturity dates of the notes at each payment date under various PPC scenarios.

Weighted Average Lives and Expected Maturity Dates of the Notes
at Various PPC Percentages(1)

Weighted Average Life (years)(2)	0%	50%	100%	150%	200%
Class A-1 notes	1.56	1.21	1.00	0.86	0.77
Class A-2 notes	4.94	3.69	3.00	2.54	2.22
Class A-3 notes	8.11	6.16	5.00	4.24	3.70
Class A-4 notes	13.86	11.19	9.21	7.90	6.88
Class B notes	17.96	15.21	12.46	10.96	9.46

Expected Maturity Date	0%	50%	100%	150%	200%
Class A-1 notes	March 15, 2011	June 15, 2010	March 15, 2010	September 15, 2009	September 15, 2009
Class A-2 notes	March 15, 2015	June 15, 2013	June 15, 2012	September 15, 2011	March 15, 2011
Class A-3 notes	September 15, 2017	June 15, 2015	March 15, 2014	March 15, 2013	June 15, 2012
Class A-4 notes	March 15, 2026	June 15, 2023	September 15, 2020	March 15, 2019	September 15, 2017
Class B notes	March 15, 2026	June 15, 2023	September 15, 2020	March 15, 2019	September 15, 2017

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the Pool Balance falls below 10% of the Initial Pool Balance.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by:  (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	66%	55%	45%	34%	24%
March 15, 2010	31%	8%	0%	0%	0%
March 15, 2011	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-2 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	90%	73%	58%
March 15, 2011	98%	71%	46%	22%	0%
March 15, 2012	72%	36%	3%	0%	0%
March 15, 2013	47%	2%	0%	0%	0%
March 15, 2014	21%	0%	0%	0%	0%
March 15, 2015	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-3 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	99%
March 15, 2012	100%	100%	100%	60%	20%
March 15, 2013	100%	100%	44%	0%	0%
March 15, 2014	100%	53%	0%	0%	0%
March 15, 2015	91%	5%	0%	0%	0%
March 15, 2016	50%	0%	0%	0%	0%
March 15, 2017	13%	0%	0%	0%	0%
March 15, 2018	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-4 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	100%
March 15, 2012	100%	100%	100%	100%	100%
March 15, 2013	100%	100%	100%	98%	82%
March 15, 2014	100%	100%	96%	76%	60%
March 15, 2015	100%	100%	77%	58%	42%
March 15, 2016	100%	86%	61%	42%	28%
March 15, 2017	100%	72%	48%	31%	18%
March 15, 2018	92%	59%	37%	21%	0%
March 15, 2019	78%	47%	27%	0%	0%
March 15, 2020	64%	36%	19%	0%	0%
March 15, 2021	53%	28%	0%	0%	0%
March 15, 2022	45%	22%	0%	0%	0%
March 15, 2023	38%	16%	0%	0%	0%
March 15, 2024	29%	0%	0%	0%	0%
March 15, 2025	21%	0%	0%	0%	0%
March 15, 2026	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class B Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	100%
March 15, 2012	100%	100%	100%	100%	100%
March 15, 2013	100%	100%	100%	100%	100%
March 15, 2014	100%	100%	100%	100%	100%
March 15, 2015	100%	100%	100%	100%	100%
March 15, 2016	100%	100%	100%	100%	100%
March 15, 2017	100%	100%	100%	100%	100%
March 15, 2018	100%	100%	100%	100%	0%
March 15, 2019	100%	100%	100%	0%	0%
March 15, 2020	100%	100%	100%	0%	0%
March 15, 2021	100%	100%	0%	0%	0%
March 15, 2022	100%	100%	0%	0%	0%
March 15, 2023	100%	100%	0%	0%	0%
March 15, 2024	100%	0%	0%	0%	0%
March 15, 2025	100%	0%	0%	0%	0%
March 15, 2026	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

The CPR Model

The CPR is stated as an annualized rate and is calculated as the percentage of principal outstanding at the beginning of a period (after applying scheduled payments) that prepays during that period.

The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The trust student loans will not prepay at any constant CPR, nor will all of the trust student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

The below models show the weighted average remaining lives and expected maturity dates of the notes at each payment date under various CPR scenarios.

Weighted Average Lives and Expected Maturity Dates of the Notes
at Various CPRs(1)

Weighted Average Life (years)(2)	0%	4%	8%	12%	16%
Class A-1 notes	1.56	1.00	0.75	0.61	0.52
Class A-2 notes	4.94	3.25	2.38	1.87	1.54
Class A-3 notes	8.11	5.79	4.31	3.39	2.77
Class A-4 notes	13.86	11.19	9.03	7.46	6.22
Class B notes	17.96	15.46	12.71	10.96	9.21

Expected Maturity Date	0%	4%	8%	12%	16%
Class A-1 notes	March 15, 2011	March 15, 2010	September 15, 2009	June 15, 2009	March 15, 2009
Class A-2 notes	March 15, 2015	December 15, 2012	September 15, 2011	December 15, 2010	June 15, 2010
Class A-3 notes	September 15, 2017	March 15, 2015	June 15, 2013	June 15, 2012	September 15, 2011
Class A-4 notes	March 15, 2026	September 15, 2023	December 15, 2020	March 15, 2019	June 15, 2017
Class B notes	March 15, 2026	September 15, 2023	December 15, 2020	March 15, 2019	June 15, 2017

 (1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the Pool Balance falls below 10% of the Initial Pool Balance.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by:  (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	66%	44%	23%	1%	0%
March 15, 2010	31%	0%	0%	0%	0%
March 15, 2011	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-2 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	85%
March 15, 2010	100%	93%	64%	36%	9%
March 15, 2011	98%	55%	16%	0%	0%
March 15, 2012	72%	20%	0%	0%	0%
March 15, 2013	47%	0%	0%	0%	0%
March 15, 2014	21%	0%	0%	0%	0%
March 15, 2015	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-3 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	71%	24%
March 15, 2012	100%	100%	62%	3%	0%
March 15, 2013	100%	81%	8%	0%	0%
March 15, 2014	100%	36%	0%	0%	0%
March 15, 2015	91%	0%	0%	0%	0%
March 15, 2016	50%	0%	0%	0%	0%
March 15, 2017	13%	0%	0%	0%	0%
March 15, 2018	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-4 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	100%
March 15, 2012	100%	100%	100%	100%	83%
March 15, 2013	100%	100%	100%	81%	63%
March 15, 2014	100%	100%	86%	64%	47%
March 15, 2015	100%	98%	71%	50%	34%
March 15, 2016	100%	83%	57%	38%	24%
March 15, 2017	100%	70%	46%	29%	17%
March 15, 2018	92%	59%	36%	21%	0%
March 15, 2019	78%	48%	27%	0%	0%
March 15, 2020	64%	37%	19%	0%	0%
March 15, 2021	53%	29%	0%	0%	0%
March 15, 2022	45%	23%	0%	0%	0%
March 15, 2023	38%	17%	0%	0%	0%
March 15, 2024	29%	0%	0%	0%	0%
March 15, 2025	21%	0%	0%	0%	0%
March 15, 2026	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class B Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
March 28, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	100%
March 15, 2012	100%	100%	100%	100%	100%
March 15, 2013	100%	100%	100%	100%	100%
March 15, 2014	100%	100%	100%	100%	100%
March 15, 2015	100%	100%	100%	100%	100%
March 15, 2016	100%	100%	100%	100%	100%
March 15, 2017	100%	100%	100%	100%	100%
March 15, 2018	100%	100%	100%	100%	0%
March 15, 2019	100%	100%	100%	0%	0%
March 15, 2020	100%	100%	100%	0%	0%
March 15, 2021	100%	100%	0%	0%	0%
March 15, 2022	100%	100%	0%	0%	0%
March 15, 2023	100%	100%	0%	0%	0%
March 15, 2024	100%	0%	0%	0%	0%
March 15, 2025	100%	0%	0%	0%	0%
March 15, 2026	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

$1,679,450,000

Student Loan Asset-Backed Notes

SLC Student Loan Trust 2008-1
Issuing Entity

SLC Student Loan Receivables I, Inc.
Depositor

The Student Loan Corporation
Sponsor, Seller, Servicer and Administrator

TERM SHEET

Citi
Lead Manager
Barclays Capital	Credit Suisse	Lehman Brothers
Co-Managers

March 20, 2008